Exhibit 10.2

PURCHASE AGREEMENT, dated as of August [    ], 2008 (this “Agreement”), by and between Griffon Corporation, a Delaware Corporation (the “Company”) and Ronald J. Kramer (“Purchaser”).

INTRODUCTION

WHEREAS, Purchaser wishes to purchase from the Company 500,000 shares (the “Shares”) of common stock, par value $0.25 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Company wishes to sell the Shares to Purchaser on the terms and subject to the conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

1.             Definitions.  The terms defined in this Section 1 shall have for all purposes of this Agreement the respective meanings set forth below:

(a)           “Purchaser” shall have the meaning set forth in the preamble to this Agreement.

(b)           “Closing” shall have the meaning set forth in Section 4 of this Agreement.

(c)           “Common Stock” shall have the meaning set forth in the preamble to this Agreement.

(d)           “Company” shall have the meaning set forth in the preamble to this Agreement.

(e)           “Investment Agreement” shall mean the investment agreement entered into between the Company and GS Direct, L.L.C., an affiliate of Goldman, Sachs & Co., on August 7, 2008, as it may be amended from time to time.

(f)            “Purchase Price” shall have the meaning set forth in Section 3 of this Agreement.

(g)           “Shares” shall have the meaning set forth in the recitals to this Agreement.

2.             Purchase and Sale of Shares.  Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained herein, at the Closing, the Company shall sell and deliver to Purchaser, and Purchaser shall purchase from the Company, the Shares, in consideration of the payment of the Purchase Price.

3.             Purchase Price.  As payment in full for the Shares being purchased under this Agreement and against delivery of the certificates therefor, at the Closing Purchaser shall pay $4,250,000 (the “Purchase Price”) to the Company by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company.

4.             Closing.  The closing of the purchase and sale of the Shares (the “Closing”) shall be held concurrently with and subject to the closing of the Investment Agreement at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036, or such other place as may be agreed upon by the parties hereto.

5.             Closing Deliveries.  All actions taken at the Closing shall be deemed to have been taken simultaneously.

(a)           At the Closing Purchaser shall deliver to the Company the Purchase Price.

(b)           At the Closing, or within a reasonable time after the Closing but in no event later than thirty (30) days after the Closing, the Company shall deliver to Purchaser the certificates representing the Shares.

6.             Certificates; Legends.

(a)           The certificates evidencing the Shares shall include a legend substantially in the following form:

THESE SHARES ARE HELD BY AN ‘‘AFFILIATE’’ OF GRIFFON CORPORATION, AS DEFINED BY RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THE COMPANY WILL NOT PERMIT THE SHARES REPRESENTED BY THIS CERTIFICATE TO BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED TO A PROSPECTIVE TRANSFEREE UNLESS SUCH TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSACTION IS IN COMPLIANCE WITH THE SECURITIES ACT OR SUCH TRANSFER IS

CONDUCTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES

7.             Investment Representations.

(a)           Purchaser is acquiring the Shares for his own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

8.             Company Representation.  The Company has duly authorized the issuance and sale of the Shares to the Purchaser and, when the Shares are issued in accordance with this Agreement and the Company’s registration statement on Form S-3 (Reg. No. 333-153089), the Shares will be duly and validly issued, fully paid and non-assessable.

9.             Miscellaneous.

(a)           All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier services, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

If to the Company:

Griffon Corporation

100 Jericho Quadrangle

Jericho, New York 11753

Facsimile:  (516) 938-5644

If to the Purchaser:

Ronald J. Kramer

c/o Griffon Corporation

100 Jericho Quadrangle

Jericho, New York 11753

Facsimile:  (516) 938-5644

(b)           This Agreement may be amended, modified or supplemented at any time by mutual agreement of the parties hereto.  Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

(c)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County.

(d)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)           If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall remain in full force and effect.  Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties hereto to the fullest extent permitted by applicable law.

(f)            This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)           This Agreement shall terminate automatically without further action of the parties hereto (and without liability to any party) in the event that the Investment Agreement is terminated pursuant to Section 8.l of the Investment Agreement.  In the event of the termination of this Agreement, it shall forthwith become wholly void and of no further force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the date first above written.

RONALD J. KRAMER

By:

GRIFFON CORPORATION

By:
Name:	Patrick L. Alesia
Title:	Chief Financial Officer